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                                                                     Exhibit 5.1

                        Kramer Levin Naftalis & Frankel LLP

                                  [Letterhead]


                               November 18, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                 Re:    Directrix, Inc.
                        Registration Statement on Form SB-2

Ladies and Gentlemen:

          We have acted as counsel to Directrix, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer by Spice Entertainment Companies, Inc., a Delaware corporation and the parent of the Company, to its stockholders of up to 2,073,638 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

          As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all

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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Securities and Exchange Commission
November 18, 1998
Page 2

documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

          We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all required corporate action and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                   Very truly yours,

                                   /s/ Kramer Levin Naftalis & Frankel LLP